Exhibit 10.4

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 24, 2017, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and INSPIRE MEDICAL SYSTEMS, INC., a Delaware corporation, with offices located at 9700 63rd Avenue North, Suite 200, Maple Grove, MN 55369 (“Borrower”).

RECITALS

A.                                    Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.                                    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Collateral Agent and Lenders make certain revisions to the Loan Agreement as more fully set forth herein.

D.                                    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.2 (Term Loans). Sections 2.2(a)-(b) of the Loan Agreement are amended and restated as follows:

“(a)                           Availability.

(i)                                     Subject to the terms and conditions of this Agreement, Oxford loaned to Borrower a term loan in a principal amount of Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) on the Effective Date (the “Original Oxford Term Loan”). Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower in a single draw on the First Amendment Effective Date in an aggregate amount of One Million Dollars ($1,000,000.00) (the “New Oxford Term Loan”, and together with the Original Oxford Term Loan, each a “Term A Loan” and collectively, the “Term A Loans”).  After repayment, no Term A Loan may be re-borrowed.

(ii)                                  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans in a single draw to Borrower, if requested by Borrower, in an aggregate amount determined by Borrower  of  at  least  Five  Million  Dollars  ($5,000,000.00)  and  up  to  Nine  Million   Dollars

($9,000,000.00) according to each Lender’s Term B Loan  Commitment  as  set  forth  on  Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan and Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term B Loan may be re-borrowed.

(b)  Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (i) if the Amortization Date is March 1, 2019, thirty six (36) months, and (ii) if the Amortization Date is March 1, 2020, twenty four (24) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d). The Funding Date of each Term A Loan shall be the First Amendment Effective Date.”

2.2                               Section 2.3 (Payment of Interest on the Credit Extensions). Sections 2.3(a)-(c) of the Loan Agreement are amended and restated as follows:

“(a)  Interest  Rate.  Subject  to  Section 2.3(b),  the  principal  amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, which interest shall be payable monthly in  arrears  in  accordance  with  Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under  such Term Loan through and including the day on which such Term Loan is paid in full.

(b)                                         Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance  of  the  increased  interest  rate  provided  in  this  Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)                                          360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.”

2.3                               Section 2.5 (Fees).        Section 2.5(b) of the Loan Agreement is amended and restated as follows:

(b)                                 Intentionally Omitted.

2.4                               Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a)(ii) of the  Loan Agreement is amended and restated as follows:

“(ii)   as soon as available, but no later than one hundred fifty (150) days after the last  day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;”

2.5                               Section 13.1 (Definitions). The following defined terms and their respective definitions are amended and restated in or added to Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is March 1, 2019, provided, however,  upon  the occurrence of the Interest Only Extension Event, such date shall be March 1, 2020.

“Basic Rate” is, with respect to the Term Loans, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) seven and ninety five hundredths percent (7.95%) and (ii) the sum of (a) the thirty (30) day U.S. LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month  in  which  the  interest   will   accrue,   plus   (b)   six   and   nine   tenths   percent   (6.90%). Notwithstanding the foregoing, the Basic Rate for the Term Loans for the period from  the First Amendment Effective Date through and including February 28, 2017 shall be seven and ninety five hundredths percent (7.95%).

“Final Payment Percentage” is five percent (5.00%); provided, however, upon the occurrence of the Interest Only Extension Event, such percentage shall be five and a half percent (5.50%).

“First Amendment Effective Date” means February 24, 2017.

“Interest Only Extension Event” is Borrower’s achievement of consolidated product revenues, measured on a trailing twelve (12) month basis as of December 31, 2018, of at least Twenty Five Million Dollars ($25,000,000.00), as determined in accordance with GAAP by the Lenders based upon written evidence satisfactory to the Lenders.

“Maturity Date” is February 1, 2022.

“New Oxford Term Loan” is defined in Section 2.2(a)(i) hereof.

“Original Oxford Term Loan” is defined in Section 2.2(a)(i) hereof.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)                                     for a prepayment made on or after the Funding Date of such Term Loan through and including the date immediately prior to the first anniversary of the Funding Date of such Term Loan, two and a half percent (2.50%) of the principal amount of such Term Loan prepaid;

(ii)                                  for a prepayment made on or after the first anniversary of the Funding Date of such Term Loan through and including the date immediately prior to the second anniversary of the Funding Date of such Term Loan, one and a half percent (1.50%) of the principal amount of the Term Loans prepaid; and

(iii)                               for a prepayment made on or after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

For purposes of this definition, the “Funding Date” of each Term A Loan shall  be the First Amendment Effective Date.

“Revenue Event” is Borrower’s achievement of consolidated product revenues, measured on a trailing twelve (12) month basis as of November 30, 2017, of at least Twenty Million Dollars ($20,000,000.00), as determined in accordance with GAAP by Lenders based  upon written evidence satisfactory to the Lenders.

“Second Draw Period” is the period commencing on the Revenue Event Date and ending on the earlier of (i) March 31, 2018, and (ii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence prior to January 1, 2018 or if on the Revenue Event Date an Event of Default has occurred and is continuing. Notwithstanding the foregoing, no Term B Loans shall be advanced if, at the time of the advance, Borrower’s consolidated product revenues, measured on a trailing twelve (12) month basis for the most recently ended month, are less than Twenty Million Dollars ($20,000,000.00), as determined in accordance with GAAP by the Lenders based upon written evidence satisfactory to the Lenders.

2.6                               Section 13.1 (Definitions). The following defined terms and their respective definitions are deleted in their entirety from Section 13.1 of the Loan Agreement:

“Interest Only Extension Event I”; “Interest Only Extension Event II”.

2.7                               Schedules.  Schedule 1.1 to the Loan Agreement is replaced with Schedule 1.1   attached hereto.

2.8                               Exhibits.  Exhibit C to the Loan Agreement is replaced with Exhibit C attached hereto.

2.9                               The original Secured Promissory Notes dated as of August 7, 2015 and issued by Borrower in favor of Oxford hereby are amended and restated to reflect the outstanding principal balances and date as of the First Amendment Effective Date, and such original Secured Promissory Notes that have been amended and restated are hereby cancelled, null and void and of no further force and effect.

3.                                      Limitation of Amendment.

3.1                               The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment,  waiver or modification of any other term or condition of any other Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof  (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a), any material Requirement of Law applicable to Borrower, (b) any material agreement by which Borrower is bound, (c) any order, judgment or decree of any court or other governmental or public body or  authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance satisfactory to Collateral Agent and each Lender, of such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

a)             this Amendment, executed by Borrower, Collateral Agent and each Lender;

b)             a warrant to purchase stock, executed by Borrower;

c)              secured promissory notes, executed by Borrower;

d)             a Corporate Borrowing Certificate by Borrower dated as of the First Amendment Effective Date;

e)              a Perfection Certificate for Borrower dated as of the First Amendment Effective Date;

f)               the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the First Amendment Effective Date;

g)              certified copies of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

h)             a Disbursement Letter executed by Borrower;

i)                 payment of a fee with respect to the Original Oxford Term Loan in an amount equal to Five Hundred Forty Two Thousand Five Hundred Dollars ($542,500), which for the avoidance of doubt, is in addition to and not a substitution for the Final Payment to be paid with respect to the Term Loans (including the Original Oxford Term Loan) in accordance with Section 2.5(c) of the Loan Agreement; and

j)                Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused  this Amendment to be executed as of the Effective Date.

BORROWER:

INSPIRE MEDICAL SYSTEMS, INC.

By:	/s/ Timothy P. Herbert
Name:	Timothy P. Herbert
Title:	President

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date.

BORROWER:

INSPIRE MEDICAL SYSTEMS, INC.

By:
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President — Finance, Secretary & Treasurer

EXHIBIT C

Compliance Certificate

TO:                                                                 OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:                                             INSPIRE MEDICAL SYSTEMS, INC.

The undersigned authorized officer (“Officer”) of INSPIRE MEDICAL SYSTEMS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)                                 Borrower is in complete compliance for the period ending                    with all required covenants except as noted below;

(b)                                 There are no Events of Default, except as noted below;

(c)                                  Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)                                 Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)                                  No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to  Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies

1)	Financial statements (including unit sales report)	Monthly within 30 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 150 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (draft prior to FYE, and Board-approved on or before February 28), and when revised		Yes	No	N/A

4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A

7)	IP Report	When required		Yes	No	N/A

8)	Month-end account statements for each deposit account and securities account of Borrower and its Subsidiaries	Monthly within 30 days		Yes	No	N/A

9)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

10)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?

1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

Other Matters

Has a Key Person ceased to be actively engaged in the management of Borrower since the last Compliance Certificate?	Yes	No

Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

Have there been any new or pending claims or causes of action against Borrower that involve more than One Hundred Thousand Dollars ($100,000.00)?	Yes	No

Have there been any amendments or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

	Yes	No

Are Borrower’s consolidated product revenues, measured on a trailing twelve (12) month basis, at least Twenty Million Dollars ($20,000,000.00).	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

INSPIRE MEDICAL SYSTEMS, INC.

By:	Name:	Title:

Date:

LENDER USE ONLY

	Received by:	Date:

	Verified by:	Date:

Compliance Status: Yes No